UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 30, 2013

Commission File Number: 0-25662
ANADIGICS, Inc.
(Exact name of registrant as specified in its charter)
Delaware	22-2582106
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification Number)

141 Mt. Bethel Road, Warren, NJ	07059
(Address of prinicipal executive offices)	(Zip Code)

908-668-5000
(Registrants telephone number, including area code)

Item 2.02 Results of Operations and Financial Condition

On July 30, 2013, ANADIGICS, Inc. (“ANADIGICS” or the "Company") is issuing a press release and holding a conference call announcing its financial results for the second quarter of 2013. A copy of the press release is furnished as Exhibit 99.1 to this Form 8-K. The information in this Form 8-K and the Exhibit attached hereto is furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Use of Non-GAAP Financial Measures

The attached press release includes financial measures that are not in accordance with GAAP, consisting of non-GAAP net income or loss and non-GAAP income or loss per share. Management uses non-GAAP net income or loss and non-GAAP income or loss per share to evaluate the Company's operating and financial performance in light of business objectives, for planning purposes, when publicly providing our business outlook and to facilitate period-to-period comparisons. ANADIGICS believes that these measures are useful to investors because they enhance investors' ability to review the Company's business from the same perspective as the Company's management and facilitate comparisons of this period's results with prior periods. These non-GAAP measures exclude amounts related to stock-based compensation, marketable securities’ adjustments, certain non-recurring charges to cost of goods, and restructuring charges. Non-GAAP measures are used by some investors when assessing the ongoing operating and financial performance of our Company. These financial measures are not in accordance with GAAP and may differ from non-GAAP methods of accounting and reporting used by other companies. Management acknowledges that stock-based compensation is a recurring cost and is an important part of our employee’s compensation and impacts their performance. However the expense is non-cash in nature and there are various valuation methodologies and assumptions used in determining stock-based compensation that may be unrelated to operations, such as volatility and current interest rates. The presentation of the additional information should not be considered a substitute for net income or loss or income or loss per share prepared in accordance with GAAP. The primary material limitations associated with the use of non-GAAP measures as compared to the most directly comparable GAAP financial measures are (i) they may not be comparable to similarly titled measures used by other companies in ANADIGICS industry, and (ii) they exclude financial information that some may consider important in evaluating our performance.

Pursuant to the requirements of Regulation G, ANADIGICS has included a reconciliation of the non-GAAP financial measures to the most directly comparable GAAP financial measures.

Item 9.01 Financial Statements and Exhibits

(c) Exhibits.

99.1 Press Release issued by ANADIGICS, Inc., dated July 30, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ANADIGICS, INC.
Date: July 30, 2013                By: /s/ Terrence G. Gallagher
Name: Terrence G. Gallagher
Title: Vice President and Chief Financial Officer
EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release issued by ANADIGICS, Inc., dated July 30, 2013

ANADIGICS ANNOUNCES SECOND QUARTER 2013 RESULTS

Net Sales of $34.6 Million, a sequential increase of 31.0%
GAAP EPS ($0.17); Non-GAAP EPS ($0.14)

WARREN, N.J., July 30, 2013—ANADIGICS, Inc. (Nasdaq: ANAD), a leading provider of semiconductor solutions in the broadband wireless and wireline communications markets, reported second quarter 2013 net sales of $34.6 million, an increase of 31.0% sequentially and 37.7% from the second quarter of 2012. Net sales for the second quarter 2013 included $11.4 million for WiFi products, a sequential increase of $6.6 million.

As of June 29, 2013, cash, cash equivalents and short and long-term marketable securities totaled $41 million.

GAAP net loss for the second quarter of 2013 was $13.8 million, or ($0.17) per diluted share compared to $20.9 million, or ($0.30) in the second quarter of 2012.  Non-GAAP net loss for the second quarter of 2013 was $12.0 million, or ($0.14) per share compared to $17.9 million, or ($0.25) in the second quarter of 2012.

“I am extremely pleased by our substantial growth during the quarter. This level of performance was driven by the exceptional traction we have achieved with our WiFi and Cellular products, which now power some of the most popular wireless devices in the market,” said Ron Michels, chairman & CEO.  “We anticipate continued financial improvement as we take advantage of our operating and manufacturing leverage, and increasing design-win penetration with our new, more profitable, ILD products.”

“In the second quarter, we effectively managed our cost structure while ramping production to meet increasing customer demand,” said Terry Gallagher, vice president and CFO.  “We continue to make operational progress by increasing yields in our manufacturing processes and transitioning our product portfolio to our more efficient ILD technology.  For the third quarter, based on current bookings and revenue visibility, we expect continued sales growth in the range of 4 - 8%.”

The statements regarding the Company’s anticipated future performance are forward looking in nature and actual results may differ materially. Please see safe harbor statement at the end of this press release.

This press release includes financial measures that are not in accordance with GAAP, consisting of non-GAAP net income or loss and non-GAAP income or loss per share. Management uses non-GAAP net income or loss and non-GAAP income or loss per share to evaluate the company's operating and financial performance in light of business objectives, for planning purposes, when publicly providing our business outlook and to facilitate period-to-period comparisons. ANADIGICS believes that these measures are useful to investors because they enhance investors' ability to review the company's business from the same perspective as the company's management and facilitate comparisons of this period's results with prior periods. These non-GAAP measures exclude amounts related to stock-based compensation, marketable securities’ adjustments, certain non-recurring charges to cost of goods and restructuring charges. Non-GAAP measures are used by some investors when assessing the ongoing operating and financial performance of our Company. These financial measures are not in accordance with GAAP and may differ from non-GAAP methods of accounting and reporting used by other companies. Management acknowledges that stock-based compensation is a recurring cost and is an important part of our employee’s compensation and impacts their performance. However, the expense is non-cash in nature and there are various valuation methodologies and assumptions used in determining stock-based compensation that may be unrelated to operations, such as volatility and current interest rates. The presentation of the additional information should not be considered a substitute for net income or loss or income or loss per share prepared in accordance with GAAP.

Limitations of non-GAAP financial measures. The primary material limitations associated with the use of non-GAAP measures as compared to the most directly comparable GAAP financial measures are (i) they may not be comparable to similarly titled measures used by other companies in ANADIGICS industry, and (ii) they exclude financial information that some may consider important in evaluating our performance. We compensate for these limitations by providing reconciliations of reported net income or loss and income or loss per share to non-GAAP net income or net loss and non-GAAP income or loss per share, respectively, within this press release.

Conference Call

ANADIGICS' senior management will conduct a conference call today at 5:00 PM Eastern Time. A live audio Webcast will be available at www.anadigics.com/investors. A recording of the call will be available approximately two hours after the end of the call on the ANADIGICS Web site at www.anadigics.com/investors or by dialing 855-859-2056 conference ID 15672545 (available until August 6, 2013).

Recent Highlights

July 10 – ANADIGICS Powers Huawei Ascend P6
July 2 - ANADIGICS Expands Small-Cell Power Amplifier Family
June 26 - ANADIGICS’ ProEficient-Plus Solutions Power Samsung’s New Galaxy S 4 Mini
June 20 - Samsung Selects ANADIGICS’ WiFi FEICs for New Galaxy Tab 3 Family
June 13 - Huawei Selects ANADIGICS’ Pentaband Power Amplifier for New CPE and Hotspot Devices
June 12 - ANADIGICS Promotes Dave Cresci to President and John van Saders to Executive Vice President and Chief Operations Officer
June 4 - ANADIGICS Expands 12 V Surface Mount CATV Line Amplifier Product Family
June 3 - ANADIGICS Unveils Unique RF Amplifier Solution for Small-Cell Applications
May 30 - ANADIGICS Announces GaN Line Amplifier for 1.2 GHz CATV Systems
May 29 - ANADIGICS Introduces New Family of 802.11ac WiFi Power Amplifiers
May 22 - Industry’s First 802.11ac 4x4 Reference Design Specifies ANADIGICS’ WiFi FEICs
May 16 - Samsung Selects ANADIGICS’ WiFi and Cellular Solutions for Galaxy S® 4

About ANADIGICS, Inc.

ANADIGICS, Inc. (ANAD) designs and manufactures innovative radio frequency solutions for the growing cellular, WiFi, and infrastructure markets. Headquartered in Warren, NJ, ANADIGICS offers RF products with exceptional performance and integration to deliver a unique competitive advantage to OEMs and ODMs for mobile device, base station, CATV infrastructure, CATV subscriber, and industrial applications. The Company's award-winning solutions include power amplifiers, front-end ICs, front-end modules, line amplifiers, active splitters, tuners, and other RF components. For more information, visit www.anadigics.com.

Safe Harbor Statement

Except for historical information contained herein, this press release contains projections and other forward-looking statements (as that term is defined in the Securities Exchange Act of 1934, as amended). These projections and forward-looking statements reflect the Company's current views with respect to future events and financial performance and can generally be identified as such because the context of the statement will include words such as "believe", "anticipate", "expect", or words of similar import. Similarly, statements that describe our future plans, objectives, estimates or goals are forward-looking statements. No assurances can be given, however, that these events will occur or that these projections will be achieved and actual results and developments could differ materially from those projected as a result of certain factors. You are cautioned that any such forward-looking statements are not guarantees of future performance and involve risk and uncertainties, as well as assumptions that if they materialize or prove incorrect, could cause results to differ materially from those expressed or implied by such forward-looking statements. Further, all statements, other than statements of historical fact, are statements that could be deemed forward-looking statements.  We assume no obligation and do not intend to update these forward-looking statements, except as may be required by law. Important factors that could cause actual results and developments to be materially different from those expressed or implied by such projections and forward-looking statements include those factors detailed from time to time in our reports filed with the Securities and Exchange Commission, including the Company's Annual Report on Form 10-K for the year ended December 31, 2012, and those discussed elsewhere herein.

Investor Relations

Terry Gallagher
Vice President and CFO
ANADIGICS, Inc.
141 Mt. Bethel Road
Warren, NJ  07059
Tel: +1 908 668-5000
E-mail: tgallagher@anadigics.com

ANADIGICS, INC.
Consolidated Statements of Operations
(Amounts in thousands, except per share amounts)

	Three months ended		Six months ended
	June 29, 2013	June 30, 2012	June 29, 2013	June 30, 2012
	Unaudited	Unaudited	Unaudited	Unaudited

Net sales	$34,565	$25,099	$60,945	$53,525
Cost of sales	34,269	27,296	61,370	54,043
Gross profit (loss)	296	(2,197)	(425)	(518)
Research and development expenses	9,433	11,310	19,713	22,924
Selling and administrative expenses	6,215	6,321	12,457	13,176
Restructuring charges	-	1,239	1,915	1,733
Operating loss	(15,352)	(21,067)	(34,510)	(38,351)
Interest income	65	133	158	283
Interest expense	(20)	-	(20)	0
Other income, net	1,508	1	1,554	1,315
Net loss	$(13,799)	$(20,933)	$(32,818)	$(36,753)

Net loss per share
Basic and diluted	$(0.17)	$(0.30)	$(0.42)	$(0.52)

Basic and dilutive shares outstanding	83,042	70,747	78,100	70,208

Unaudited Reconciliation of GAAP to Non-GAAP Financial Measures

GAAP net loss	$(13,799)	$(20,933)	$(32,818)	$(36,753)
Stock compensation expense (excluding Restructuring charges)
Cost of sales	413	312	592	529
Research and development	695	574	1,040	986
Selling and administrative	948	910	1,996	2,007
Cost of sales charge (1)	1,194	-	1,924	-
Marketable securities redemptions and accretion (2)	(1,422)	(30)	(1,449)	(1,336)
Restructuring charges (3)	-	1,239	1,915	1,733
Non-GAAP net loss	$(11,971)	$(17,928)	$(26,800)	$(32,834)

Non-GAAP loss per share (*)
Basic and diluted	$(0.14)	$(0.25)	$(0.34)	$(0.47)

(*) Calculated using related GAAP shares outstanding

(1) Cost of sales charge for the three months ended June 29, 2013 covers $756 for customer cost reimbursement and $438 for costs from power interruptions.
Cost of sales charge for the six months ended June 29, 2013 also includes charges for repair and product scrap from accelerated production ramp.
(2) Marketable securities adjustments include realized gains upon redemptions and interest accretion.
(3) Restructuring charges for the six months ended June 29, 2013 included non-cash stock compensation of ($71).
Restructuring charges for the three and six months ended June 30, 2012 included non-cash stock compensation of $16 and $65, respectively.

ANADIGICS, INC.
Condensed Consolidated Balance Sheets
(Amounts in thousands)

	June 29, 2013	December 31, 2012 (*)
Assets	Unaudited

Current assets:
Cash and cash equivalents	$29,024	$24,949
Marketable securities	6,812	17,750
Accounts receivable	17,740	12,233
Inventory	19,504	18,840
Prepaid expenses and other current assets	4,605	3,031
Total current assets	77,685	76,803

Marketable securities	5,177	8,811
Plant and equipment, net	37,163	41,048
Other assets	210	219
	$120,235	$126,881

Liabilities and stockholders’ equity

Current liabilities:
Accounts payable	$15,729	$14,099
Accrued liabilities	5,736	4,345
Accrued restructuring costs	483	395
Total current liabilities	21,948	18,839

Other long-term liabilities	1,811	2,017

Stockholders’ equity	96,476	106,025
	$120,235	$126,881

(*) The condensed balance sheet at December 31, 2012 has been derived from the audited financial statements at such date but does not include all the information and footnotes required by U.S.
generally accepted accounting principles for complete financial statements.